Exhibit 10.3

Supplemental Agreement of Ownership Transfer of Borou

Transferor (Party A): Wang, Hui (Shenzhen Borou Industrial Co., Ltd.)
ID No.:513031197205020021

Transferee (Party B ): TMK Power Industries (SZ) Co., Ltd.
Legal representative: Wu, Henian

The transferor and transferee signed The Ownership Transfer Witness Certification on July 10, 2009. The following is supplemental to the Certification:

I.    Rental income on the assets of the company and the repayment of shareholder loans

1. Borou purchased seven retail shops in April, 2009 and leased those retail shops to seven tenants starting May 1, 2009 for 5 years. Both parties agreed that the rental income generated prior to December 31, 2010 should belong to Borou’s previous owner while rental income generated subsequent to December 31, 2010 should belong to TMK Battery Co., Ltd.

2. The transferee shall within half a year after the effective date of this supplemental agreement, return to the transferor RMB 2,707,000.00 in the form of cash or bank transfer, which is assumed by the transferee as part of acquisition agreement entered on July 10, 2009.

II.    Conditions precedent of ownership transfer

The two parties agreed that the acquisition of Borou will take effective only after all of the following criteria were met:

1. The final time that the transferee agreed to return to the previous shareholder the liability of RMB 2,707,000.00.

2. Party B pays ownership transfer consideration in accordance with timeline outlined in the original "Property Purchase Agreement".

3. Business activities unrelated to Party B’s main operations shall be removed from the company. Once the removal process is complete, Party B shall initiate new business operations.

4. Both parties will supervise Borou's operation and financial management before the both above payment matters completed. All matters involving payment can’t be handled until party B signs.

5. Once the company and Party B have both fulfilled their duties, Party A shall finish the remaining tasks and exit the joint-supervision team. All accounting items shall then be consolidated and incorporated into Party B’s accounting system.

6. Party A guarantees undertaking liability after the actual ownership transfer takes effect if party B suffers losses because of any debt and other civil liability before the ownership transfer.

III.    This agreement has the same legal effect as the original Equity Transfer Agreement. Once effective, both Parties must consciously perform. Either party that fails to perform its obligations must take the legal responsibility.

IV.    The Agreement becomes effective once both parties have signed.

V.    There are three copies of this Agreement, in which case Party A and B will each have one copy while the company has the third copy.

Transferor: Wang, Hui (Shenzhen Borou Industrial Co., Ltd.)

Transferee: TMK Power Industries (SZ) Co., Ltd.
Legal representative: Wu, Henian

Date of signing: July 25, 2009